As filed with the Securities and Exchange Commission on May 12, 1998
                                                     Registration No. 333-48003
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               LIBERTY BANCORP, INC.
                 (Name of Small Business Issuer in Its Charter )


         Federal                      6712                  (To be applied for)
 (State or Jurisdiction         (Primary Standard            (I.R.S. Employer
   of Incorporation or    Industrial Classification Code     Identification No.)
      Organization)                  Number)

                             1410 St. Georges Avenue
                            Avenel, New Jersey 07001
                                 (732) 499-7200
          (Address and Telephone Number of Principal Executive Offices)

                             1410 St. Georges Avenue
                            Avenel, New Jersey 07001
(Address of Principal Place of Business or Intended Principal Place of Business)

                                  John R. Bowen
                             1410 St. Georges Avenue
                            Avenel, New Jersey 07001
                                 (732) 499-7200
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                                 Eric Luse, Esq.
                             Kenneth R. Lehman, Esq.
                   Luse Lehman Gorman Pomerenk & Schick, P.C.
                     5335 Wisconsin Avenue, N.W., Suite 400
                                 (202) 274-2000
                             Washington, D.C. 20015

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

                         CALCULATION OF REGISTRATION FEE
                                                                                     Proposed
                                                                  Proposed            maximum
                                                                  maximum            aggregate
         Title of each class of              Amount to be      offering price      offering price         Amount of
      securities to be registered             registered          per share             (1)           registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per share    1,888,655 shares        $10.00           $18,886,550           $5,572.00

(1)  Estimated solely for the purpose of calculating the registration fee.

(2)  A fee of $5,572 was submitted with the registrant's previous filings.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II:          INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers of Axia Federal Savings Bank, and Liberty Bancorp, Inc.

         Generally, federal regulations define areas for indemnity coverage for federal savings associations, and proposed federal regulations define areas for indemnity coverage for federal MHC subsidiary holding companies, as follows:

          (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the savings association shall be indemnified by the savings association for:

               (i)   Reasonable   costs  and  expenses,   including   reasonable
          attorneys' fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

               (ii) Any amount for which such person becomes liable by reason of any judgment in such action;

               (iii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred in any action to enforce his rights under this section, if the person attains a final judgment in favor of such person in such enforcement action.

          (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subsection are met:

               (i) The savings association shall make the indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

               (ii) The savings association shall make the indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits except in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of duty, only if a majority of the directors of the savings association determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment or authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the savings association or its members.

          (c) As used in this paragraph:

               (i) "Action" means any action, suit or other judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

               (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

               (iii) "Final Judgment" means a judgment, decree, or order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

               (iv) "Settlement" includes the entry of a judgment by consent or by confession or upon a plea of guilty or of nolo contendere.

Item 25. Other Expenses of Issuance and Distribution Amount


   *     Legal Fees and Expenses..............................    $    90,000
   *     Printing, Postage, Mailing, EDGAR and Application
           photocopying ......................................        150,000
   *     Appraisal and Business Plan Fees and Expenses........         25,000
   *     Accounting Fees and Expenses.........................         30,000
   **    Underwriter's Fees and Expenses......................        175,000
   *     Filing Fees (NASD, OTS and SEC)......................         65,000
   *     State Securities fees................................         15,000
   *     Other Expenses.......................................         40,000
                                                                  -----------
   *     Total ...............................................    $   600,000
                                                                  ===========

*    Estimated
** Liberty Bancorp, Inc. has retained Ryan, Beck & Co. ("Ryan Beck") to assist in the sale of common stock on best efforts basis in the Offerings.

Item 26. Recent Sales of Unregistered Securities

         Not Applicable.

Item 27. Exhibits:

         The  exhibits  filed  as  part  of  this  registration   statement  are
incorporated by reference from the Exhibit Index.

Item 28. Undertakings

         The undersigned Registrant hereby undertakes to:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any duration from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The small business issuer will provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such documentation and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Township of Woodbridge, State of New Jersey, on May 11, 1998.


                               LIBERTY BANCORP, INC. (In formation)


                               By:      /s/ John R. Bowen
                                   ----------------------------------
                                        John R. Bowen
                                        President and Chief Executive Officer
                                        (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Liberty Bancorp, Inc. (in formation, and the "Company") hereby severally constitute and appoint John R. Bowen as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John R. Bowen may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John R. Bowen shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.


   Signatures                     Title                           Date
   ----------                     -----                           ----

/s/ John R. Bowen            President, Chief Executive          May 11, 1998
-----------------------      Officer and Chairman of the
John R. Bowen                Board
                             (Principal Executive Officer)

/s/ Michael J. Widmer        Executive Vice President, Chief     May 11, 1998
-----------------------      Financial Officer and Director
Michael J. Widmer            (Principal Financial Officer)

/s/ Joseph F. Coccaro        Treasurer                           May 11, 1998
-----------------------      (Principal Accounting Officer)
Joseph F. Coccaro

/s/ Neil R. Bryson, DDS      Director                            May 11, 1998
-----------------------
Neil R. Bryson, DDS

/s/ Anthony V. Caruso        Director                            May 11, 1998
-----------------------
Anthony V. Caruso

/s/ John W. Fox              Director                            May 11, 1998
-----------------------
John W. Fox

   Signatures                     Title                           Date
   ----------                     -----                           ----
/s/ Donald F. Marsh          Director                            May 11, 1998
-----------------------
Donald F. Marsh

/s/ John C. Marsh            Director                            May 11, 1998
-----------------------
John C. Marsh

/s/ Paul J. McGovern         Director                            May 11, 1998
-----------------------
Paul J. McGovern

/s/Nelson L. Taylor, Jr.     Director                            May 11, 1998
----------------------
Nelson L. Taylor, Jr.

      As filed with the Securities and Exchange Commission on May 12, 1998
================================================================================
                                                      Registration No. 333-48003






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549







                      ------------------------------------

                                    EXHIBITS
                                       TO
                      PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------







                              LIBERTY BANCORP, INC.
                               AVENEL, NEW JERSEY

                                  EXHIBIT INDEX

1.1 Engagement Letter between Axia Federal Savings Bank and Ryan, Beck & Co., Inc.*

1.2 Agency Agreement among Liberty Bancorp, Inc., Axia Federal Savings Bank and Ryan, Beck & Co., Inc.*

2 Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan*

3.1      Proposed   Federal  Holding   Company   Charter  of  Liberty   Bancorp,
         Inc.(contained in Exhibit 2)

3.2      Proposed Bylaws of Liberty Bancorp, Inc.(contained in Exhibit 2)

4        Form of Common Stock Certificate of Liberty Bancorp, Inc.*

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1      Form of Federal Tax Opinion of Luse  Lehman  Gorman  Pomerenk & Schick,
         P.C.

8.2      Form of State Tax Opinion

8.3      Opinion of FinPro, Inc. with respect to Subscription Rights*

10.1     Form of Employment Agreement*

10.2     Form of Employee Stock Ownership Plan*

21       Subsidiaries of the Registrant*

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in Opinions included on Exhibits 5 and 8.1)

23.2     Consent of Radics & Co., LLC*

23.3     Consent of FinPro, Inc.*

24       Power of Attorney (set forth on signature page)

27       EDGAR Financial Data Schedule*

99.1     Appraisal Agreement between Axia Federal Savings Bank and FinPro, Inc.*

99.2     Appraisal Report of FinPro, Inc.*

99.3     Proxy Statement*

99.4     Marketing Materials*

99.5     Order and Acknowledgment Form and Certification Form*


*        Previously filed.
**       To be filed supplementally or by amendment.